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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-38836) of our report, dated November 2, 2001, (with respect to Note G, November 15, 2001) on our audit of Asta Funding, Inc.'s consolidated financial statements as of and for the year ended September 30, 2001 included in the Annual Report on Form 10-KSB of Asta Funding Inc. for the year ended September 30, 2001.



Richard A. Eisner & Company, LLP

Florham Park, New Jersey
March 7, 2002